UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

LINKWELL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1104 Jiatong Road, Jiading District, Shanghai, China		201807
(Address of principal executive offices)		(Zip Code)

(86) 21-5566-6258

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 4, 2012, Linkwell Corporation (the “Company”), pursuant to a Legal Services Agreement, dated January 1, 2012 (the “Agreement”), by and between the Company and the Shanghai Hai Mai Law Firm (“Shanghai Hai Mai”), agreed to issue to Shanghai Hai Mai the aggregate amount of 6,000,000 shares of the Company’s common stock, $0.0005 par value per share (the “Shares”). The Shares were issued as compensation for legal services to be provided by Shanghai Hai Mai during the two year term of the Agreement.

The Shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 903 of Regulation S promulgated thereunder (“Regulation S”), as an offshore offer and sale to a non-“U.S. person” (as defined in Regulation S), and/or Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKWELL CORPORATION

	By:	/s/ Xuelian Bian
Xuelian Bian
President and Chief Executive Officer
Date: February 22, 2012